UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2024

TXO Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41605 (Commission File Number)	32-0368858 (IRS Employer Identification No.)
400 West 7th Street, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
(817) 334-7800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	TXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 26, 2024, TXO Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Partnership, TXO Partners GP, LLC, a Delaware limited liability company (the “General Partner”), and Raymond James & Associates, Inc., as sole underwriter (the “Underwriter”), providing for the offer and sale by the Partnership, and purchase by the Underwriter, of 6,500,000 common units representing limited partner interests in the Partnership (the “Offering”). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriter an option for a period of 30 days to purchase up to an additional 975,000 common units on the same terms. The material terms of the Offering are described in the Prospectus (as defined below). The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Offering was made pursuant to the prospectus dated March 14, 2024, as supplemented by the Prospectus Supplement dated June 26, 2024, relating to the Partnership's Registration Statement on Form S-3 (File No. 333-277671) (the “Registration Statement”) of the Partnership, which became effective on March 14, 2024, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act (collectively, the “Prospectus”).

The Offering closed on June 28, 2024. The Partnership received proceeds (net of underwriting discounts and estimated offering expenses) from the Offering of approximately $122.5 million. As described in the Prospectus, the Partnership intends to use the net proceeds from the Offering to fund a portion of the cash consideration for the previously announced acquisitions of producing oil and gas properties from Eagle Mountain Energy Partners, LLC and a private company. Pending the closing of the acquisitions, and in the event that either of the acquisitions are not completed, the proceeds from the offering will be used to repay outstanding borrowings under the Partnership's revolving credit facility and for general partnership purposes.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On June 26, 2024, the Partnership issued a press release relating to the pricing of the Offering contemplated by the Underwriting Agreement.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as June 26, 2024, among TXO Partners, L.P., as issuer, TXO Partners GP, LLC and Raymond James & Associates, Inc., as sole underwriter, with respect to the Offering
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
99.1	TXO Partners, L.P. Press Release, dated as June 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXO Partners, L.P.

	By:	TXO Partners GP, LLC
its general partner

Dated: June 28, 2024	By:	/s/ Brent W. Clum
		Name:	Brent W. Clum
		Title:	President of Business Operations and Chief Financial Officer

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